Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of ENDRA Life Sciences Inc. (the “Company”) on Form S-3 of our report dated March 20, 2018, relating to the consolidated financial statements of ENDRA Life Sciences Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of ENDRA Life Sciences Inc. and subsidiaries for the year ended December 31, 2017. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RBSM LLP

RBSM LLP
Henderson, NV
August 10, 2018